As filed with the Securities and Exchange Commission on June 4, 2009.
 Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
________________________________________

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in its charter)

Washington	91-0470860
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

33663 Weyerhaeuser Way South
Federal Way, Washington  98003
(253) 924-2345
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
________________________________________

Claire S. Grace
Vice President, Corporate Secretary
and Assistant General Counsel
Weyerhaeuser Company
33663 Weyerhaeuser Way South
Federal Way, Washington  98003
(253) 924-2345
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ÿ

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ÿ

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ÿ

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ÿ

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
________________________________________

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered (1)	Proposed maximum offering price per unit (1), (2)	Proposed maximum aggregate offering price (1), (2)	Amount of registration fee (3)
Debt Securities
Preferred Shares, $1.00 par value
Preference Shares, $1.00 par value
Common Shares, $1.25 par value
Warrants
Stock Purchase Contracts
Stock Purchase Units
Depositary Shares
TOTAL

(1)
This registration statement relates to an indeterminate number of securities of each class that may be offered from time to time in amounts and at offering prices to be determined.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	Exclusive of accrued interest, distributions and dividends, if any.

(3)	In accordance with Securities Act Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee.

PROSPECTUS

WEYERHAEUSER COMPANY

Debt Securities, Preferred Shares, Preference Shares,
Common Shares, Stock Purchase Contracts, Stock Purchase Units,
Warrants and Depositary Shares

By this prospectus, we may offer from time to time:

•
our unsecured Debt Securities, which may be either Senior Debt Securities or Subordinated Debt Securities or Junior Subordinated Debt Securities, consisting of notes, debentures or other unsecured evidences of indebtedness in one or more series;

•	our serial Preferred Shares, par value $1.00 per share, which for any or all series of Preferred Shares may be issued in the form of depositary shares;

•	our serial Preference Shares, par value $1.00 per share, which for any or all series of Preference Shares may be issued in the form of depositary shares;

•	our Common Shares, par value $1.25 per share;

•	our Stock Purchase Contracts;

•	our Stock Purchase Units; or

•	our Warrants to purchase any of the securities referred to above.

We will provide the specific terms of any securities that we offer in supplements to this prospectus.

Our Common Shares are listed on the New York Stock Exchange under the symbol “WY.”

Investing in these securities involves risks. You should read this prospectus and the applicable prospectus supplement, as well as the risks contained in or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this Prospectus is June 4, 2009

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any person to give any different information or to make any representation, other than the information contained and incorporated by reference in this prospectus or a prospectus supplement. If given or made, that information or representation may not be relied upon as having been authorized by us. We are not making an offer of these securities in any state where the offer is not permitted. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities by anyone in any jurisdiction in which that offer or solicitation is not permitted.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell, in one or more offerings, any combination of Debt Securities, Preferred Shares, Preference Shares, Common Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units or Depositary Shares. The securities may be offered independently or together in any combination for sale directly by us or through underwriters, agents or dealers. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those described in the forward-looking statements, including those factors discussed in “Risk Factors” in the applicable prospectus supplement and in our other SEC filings. Some of these factors include changes in economic conditions and competition in our domestic and export markets, as well as changes in governmental, legislative and environmental restrictions; and catastrophic losses from fires, floods, windstorms, earthquakes, volcanic eruptions, insect infestations or diseases. In addition, factors that could cause our actual results to differ from those contemplated by our projected, forecasted, estimated or budgeted results as reflected in forward-looking statements relating to our operations and business include, but are not limited to:

•	general economic conditions, including the level of interest rates, strength of the U.S. dollar and housing starts;

•	market demand for our products, which is related to the strength of various U.S. business segments;

•	successful execution of our internal performance plans, including restructurings and cost reduction initiatives;

•	restructuring of our business support functions;

•	performance of our manufacturing operations, including maintenance requirements;

•	the effect of potential alternative fuel mixture tax credits;

•	energy prices;

•	raw material prices;

•	chemical prices;

•	transportation costs;

•	performance of pension fund investments and derivatives;

•	the effect of timing of retirements and changes in the market price of our common stock on charges for share-based compensation;

•	level of competition from domestic and foreign producers;

•	forestry, land use, environmental and other governmental regulations;

•	weather;

•	loss from fires, floods, windstorms, pest infestations and other natural disasters;

•	legal proceedings;

•	changes in accounting principles.

We are also a large exporter and operate in a number of countries.  Accordingly, our results are affected by:

•	economic activity in Europe and Asia, especially Japan and China;

•	currency exchange rates, particularly the relative value of the U.S. dollar to the Euro and the Canadian dollar; and

•	restrictions on international trade or tariffs imposed on imports.

The above risks are not the only risks we face. You should also consider the additional risks and factors that could affect our results that are contained in the applicable prospectus supplement and in our other SEC filings under the heading “Risk Factors.”

WEYERHAEUSER COMPANY

Weyerhaeuser Company was incorporated in the state of Washington in January 1900 as Weyerhaeuser Timber Company. We are principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products and real estate development and construction. Our principal business segments, which account for the majority of our sales, earnings and asset base, are timberlands, wood products, cellulose fibers and real estate.

The mailing address of our principal executive offices is 33663 Weyerhaeuser Way South, Federal Way, Washington 98003 and the telephone number of our principal executive offices is (253) 924-2345.

In this prospectus, references to “Weyerhaeuser,” “we,” “our” and “us” mean Weyerhaeuser Company excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries, except that those terms when used under the section captioned “Special Note Regarding Forward-looking Statements” include its subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include working capital, capital expenditures, repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. Pending these applications, we may invest the net proceeds in marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratios of earnings to fixed charges for Weyerhaeuser Company and its consolidated subsidiaries for the periods indicated.

	Quarter ended		Fiscal Year
(Dollar amounts in millions)	March 31, 2009	March 30, 2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges (1), (2)	–	–	–	–	2.86	2.93	2.85
Coverage deficiency (1), (2)	$419	$360	$2,547	$341	$–	$–	$–
___________________
(1)  The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose: “earnings” consist of earnings before income taxes, extraordinary items, undistributed earnings of equity investments and fixed charges; and “fixed charges” consist of interest on indebtedness, amortization of debt expense and one-third of rents, which we deem representative of an interest factor. The ratios of earnings to fixed charges of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company, Weyerhaeuser Financial Services, Inc. and Gryphon Investments of Nevada, Inc. subsidiaries accounted for on the equity method but excluding the undistributed earnings of those subsidiaries were 1.79x, 2.02x and 2.20x for fiscal years 2006, 2005 and 2004, respectively. Fixed charges exceeded earnings of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and other related subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries, by $346 million, $308 million, $1.32 billion and $540 million in the first quarter of 2009, first quarter of 2008 and fiscal years 2008 and 2007, respectively.
(2)  For the periods presented in the table, we had no Preferred Shares or Preference Shares outstanding, other than one share of Preference Shares designated as a Special Voting Share on which dividends are not paid; therefore the ratios of earnings to fixed charges and preferred share and preference share dividends for the periods indicated equal the ratios of earnings to fixed charges for the same periods.

DESCRIPTION OF DEBT SECURITIES

The Senior Debt Securities are to be issued in one or more series under an indenture dated as of April 1, 1986, as amended and supplemented by a first supplemental indenture dated as of February 15, 1991, a second supplemental indenture dated as of February 1, 1993, a third supplemental indenture dated as of October 22, 2001 and a fourth supplemental indenture dated as of March 12, 2002, each between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), as trustee. We refer to that indenture, as amended and supplemented, as the “Senior Indenture.” The Subordinated Debt Securities are to be issued under an indenture (the “Subordinated Indenture”) to be entered into by Weyerhaeuser Company and such trustee as shall be named in a prospectus supplement. The Junior Subordinated Debt Securities are to be issued under an indenture (the “Junior Subordinated Indenture”) to be entered into by Weyerhaeuser Company and such trustee as shall be named in a prospectus supplement. We sometimes refer to the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture collectively as the “Indentures” and individually as an “Indenture.” The Indentures will be qualified under the Trust Indenture Act as amended.

The following summary provides some general terms and provisions of the series of the Debt Securities and the Indentures. It does not purport to be complete and is subject to and qualified in its entirety by reference to the Indentures and any certificates evidencing the Debt Securities. The specific terms of a series of Debt Securities and the related Indenture will be described in a prospectus supplement. To the extent that any particular terms of the Debt Securities or the related indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will be deemed to have been superseded by the terms described in that prospectus supplement.

Forms of the Indentures and of any certificates evidencing the Debt Securities have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits as described below under the heading “Where You Can Find More Information.”

Capitalized terms that are used in the following summary, but are not defined, have the meanings given to those terms in the applicable Indenture.

General

The Indentures do not limit the amount of Debt Securities that we may issue under the Indentures. The Indentures provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or in foreign currencies or units based on or relating to foreign currencies. The Senior Debt Securities will be our unsecured and unsubordinated obligations and will rank on a parity right of payment with all of our other unsecured and unsubordinated indebtedness. The Subordinated Debt Securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness (as defined in the Subordinated Indenture). The Junior Subordinated Debt Securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Junior Subordinated Indenture). Unless otherwise provided in the applicable prospectus supplement, we may, without the consent of the holders of any Debt Securities issued under any Indenture, “reopen” a series of Debt Securities issued under that Indenture and issue additional Debt Securities of that series from time to time.

When we offer a series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. Those terms may include, where applicable:

•	the title, aggregate principal amount and offering price of the Debt Securities of that series;

•	whether the Debt Securities of that series are Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities;

•	the denominations in which the Debt Securities of that series will be issued;

•	the currency in which the Debt Securities of that series will be denominated or in which principal of, and any premium and interest on, the Debt Securities of that series may be payable;

•	the date of maturity of the Debt Securities of that series;

•	any interest rate or rates or method by which any interest rate or rates on the Debt Securities of that series will be determined;

•	the dates on which interest, if any, on the Debt Securities of that series will be payable;

•	the place or places where the principal of, and any premium and interest on, the Debt Securities of that series will be payable;

•	any redemption or sinking fund provisions applicable to the Debt Securities of that series;

•	the terms and conditions pursuant to which such Debt Securities of that series may be convertible into or exchangeable for any other securities ;

•	any applicable United States federal income tax consequences with respect to the Debt Securities of that series; and

•	any other specific terms of the Debt Securities of that series, which may include additional events of default or covenants.

Debt Securities may also be issued upon the exercise of or in exchange for other securities.

Debt Securities may be issued as “discount securities,” which means they may be sold at a discount below their stated principal amount. These Debt Securities as well as other Debt Securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” or “OID,” because of their issue price, the nature of the interest payments and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in the applicable prospectus supplement.

The applicable prospectus supplement will describe certain U.S. federal income tax considerations for holders of any Debt Securities, and the securities exchange or quotation system on which the Debt Securities are listed or quoted, if any.

Global Securities

The Debt Securities of any series may be issued in book-entry form and represented by one or more global securities. See “Book-Entry Issuance.”

Certain Covenants with Respect to Senior Debt Securities

The following restrictions will apply to the Senior Debt Securities of each series unless the applicable prospectus supplement provides otherwise.

Limitation on Liens. The Senior Indenture states that, unless the terms of any series of Senior Debt Securities provide otherwise, if Weyerhaeuser or any Subsidiary, as defined in the Senior Indenture, issues, assumes or guarantees any indebtedness for borrowed money (“Debt”) that is secured by a mortgage, pledge, security interest or other lien (collectively, a “Mortgage”) on:

•	any timber or timberlands of Weyerhaeuser or that Subsidiary located in the states of Washington, Oregon, California, Arkansas or Oklahoma; or

•	any principal manufacturing plant of Weyerhaeuser or that Subsidiary located anywhere in the United States,

Weyerhaeuser must satisfy certain obligations. Weyerhaeuser must secure or cause that Subsidiary to secure the Senior Debt Securities (together with, if Weyerhaeuser chooses, any other indebtedness of or guaranteed by Weyerhaeuser or that Subsidiary ranking equally with the Senior Debt Securities then existing or created later) equally and ratably with, or prior to, that Debt. However, Weyerhaeuser or any Subsidiary may issue, assume or guarantee secured Debt that would otherwise be subject to those restrictions under certain circumstances. The aggregate amount of such Debt, together with:

•	all other such Debt of Weyerhaeuser and its Subsidiaries; and

•
all then existing Attributable Debt, as defined in the Indenture, relating to Sale and Lease-Back Transactions, as defined in “Limitation on Sale Lease-Back Transactions” below (but not including the permitted Sale and Lease-Back Transactions described under the caption “Limitation on Liens” and under clause (b) of the second paragraph under “Limitation on Sale Lease-Back Transactions”), may not exceed five percent of total Weyerhaeuser shareholders' interest as defined in the Senior Indenture. This test must be satisfied based on the audited consolidated balance sheet contained in Weyerhaeuser’s latest annual report to shareholders.

The term “principal manufacturing plant” does not include any manufacturing plant that in the opinion of the Board of Directors is not a principal manufacturing plant of Weyerhaeuser and its Subsidiaries. The exercise of the Board of Directors’ discretion in determining which of Weyerhaeuser’s plants are “principal manufacturing plants” could have the effect of limiting the application of the limitation on liens.

The following types of transactions are not deemed to create Debt secured by a Mortgage:

•
the sale, Mortgage or other transfer of timber in connection with an arrangement under which Weyerhaeuser or a Subsidiary is obligated to cut some or all of that timber to provide the transferee with a specified amount of money however determined; and

•
the Mortgage of any property of Weyerhaeuser or any Subsidiary in favor of the United States or any State, or any department, agency or instrumentality of either, to secure any payments to Weyerhaeuser or any Subsidiary pursuant to any contract or statute.

The limitation on liens covenant will not apply to:

•	Mortgages securing Debt of a Subsidiary to Weyerhaeuser or another Subsidiary;

•
Mortgages created, incurred or assumed contemporaneously with, or within 90 days after, the acquisition, improvement or construction of the mortgaged property to secure or provide for the payment of any part of the purchase price of that property or the cost of that construction or improvement, provided that, in the case of construction or improvement, the Mortgage does not apply to any property previously owned by Weyerhaeuser or any Subsidiary other than unimproved real property on which the property so constructed or the improvement, is located;

•	Mortgages existing at the time of acquisition of the mortgaged property; or

•
any extension, renewal or replacement of any Mortgage described in the second or third bullets above so long as the principal amount of the secured indebtedness is not increased and the extension, renewal or replacement is limited to all or part of the same property secured by the Mortgage so extended, renewed or replaced.

Limitation on Sale and Lease-Back Transactions. The Senior Indenture states that, unless the terms of any series of Senior Debt Securities provide otherwise, neither Weyerhaeuser nor any Subsidiary may lease any real property in the United States, except for temporary leases for a term of not more than three years, which property has been or is to be sold or transferred by Weyerhaeuser or that Subsidiary to the lessor (a “Sale and Lease-Back Transaction”).

This limitation will not apply to any Sale and Lease-Back Transaction if:

•
Weyerhaeuser or the applicable Subsidiary would be entitled to incur Debt secured by a Mortgage on the leased property without equally and ratably securing the Senior Debt Securities as described under “Limitation on Liens” above; or

•
Weyerhaeuser, within 90 days of the effective date of the Sale and Lease-Back Transaction, applies an amount equal to the fair value, as determined by the Board of Directors, of the leased property to the retirement of Debt that matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of that Debt.

Subordination of Subordinated Debt Securities

Unless otherwise indicated in an applicable prospectus supplement, the following provisions will apply to the Subordinated Debt Securities.

The payment of any principal of, premium and interest on, the Subordinated Debt Securities will be subordinated, to the extent and in the manner described in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness that may be outstanding at any time. Unless otherwise provided in the applicable prospectus supplement with respect to an issue of Subordinated Debt Securities, in the event of any distribution of assets of Weyerhaeuser to creditors upon any dissolution, winding up, liquidation, reorganization of Weyerhaeuser or in bankruptcy, insolvency, reorganization, receivership or other similar proceedings:

•
the holders of Senior Indebtedness will be entitled to receive payment of all Senior Indebtedness in full (including, if applicable, all principal amount of and premium and interest on the Senior Indebtedness), or to have such payment duly provided for, before the holders of the Subordinated Debt Securities will be entitled to receive any payment of the principal amount of, or premium or interest on, the Subordinated Debt Securities;

•
any payment or distribution of assets of Weyerhaeuser to which the holders of the Subordinated Debt Securities would be entitled, except for the subordination provisions of the Subordinated Indenture, must be paid by the liquidating trustee or other person making such distribution directly to the holders of Senior Indebtedness or to their representative or trustee to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

•
if any payment or distribution of assets of Weyerhaeuser is received by the trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before all Senior Indebtedness is paid in full, or such payment is duly provided for, such payment or distribution must be paid over to the holders of such Senior Indebtedness or to their representative or trustee for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness upon any such distribution of assets of Weyerhaeuser, or such payment having been duly provided for, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of Weyerhaeuser applicable to Senior Indebtedness until the principal of and any premium and interest on, the Subordinated Debt Securities is paid in full.

Because of such subordination, in the event of any distribution of assets of Weyerhaeuser upon dissolution, winding up, liquidation, reorganization or other similar proceedings of Weyerhaeuser:

•
holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the Subordinated Debt Securities and the holders of Subordinated Debt Securities will be required to pay over their share of such distribution, to the extent made in respect of such Subordinated Debt Securities, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full; and

•
creditors of Weyerhaeuser who are neither holders of Subordinated Debt Securities nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Subordinated Debt Securities.

Such subordination also may result in a reduction or elimination of payments to the holders of Subordinated Debt Securities.

The Subordinated Indenture also provides that no payment on account of the principal of, or premium, if any, sinking funds, if any, or interest, if any, on, the Subordinated Debt Securities may be made if there is a continuing:

•
default in the payment when due of principal of, or any premium, sinking funds or interest on, any Senior Indebtedness of Weyerhaeuser and any applicable grace period with respect to such default has ended without such default having been cured or waived or ceasing to exist; or

•
event of default with respect to any Senior Indebtedness of Weyerhaeuser resulting in the acceleration of the maturity of the Senior Indebtedness without such acceleration having been rescinded or annulled or such Senior Indebtedness having been paid in full.

The Subordinated Indenture provides that its subordination provisions will not apply to the Securities of any series if Weyerhaeuser has satisfied and discharged the Indenture with respect to the Securities of that series as described below under “—Defeasance and Discharge.”

The Subordinated Indenture does not limit or prohibit the incurrence of Senior Indebtedness by Weyerhaeuser. Senior Indebtedness may include debt securities, indebtedness and other obligations that constitute “Senior Indebtedness,” which means they are senior in right of payment to the Subordinated Debt Securities, but may be subordinate in right of payment to certain other indebtedness and obligations of Weyerhaeuser. Weyerhaeuser may issue other debt securities or incur other indebtedness or obligations that are referred to or designated as “subordinated” securities, indebtedness or obligations, but that may constitute Senior Indebtedness for purposes of the Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated or deemed to be incorporated by reference into this prospectus will describe the approximate amount of Senior Indebtedness outstanding as of a recent date. That prospectus supplement also may describe any provisions applicable to the subordination of those Subordinated Debt Securities, including any changes to the subordination provisions described in this prospectus.

As defined in the Subordinated Indenture, “Senior Indebtedness” means:

•
the principal of, and any premium and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) on, and any other amounts payable by Weyerhaeuser in respect of, indebtedness of Weyerhaeuser for borrowed money or indebtedness of Weyerhaeuser evidenced by any bond, note, debenture or other similar instrument;

•	all obligations of Weyerhaeuser to pay the deferred purchase price of property, excluding trade accounts payable arising in the ordinary course of business;

•	all obligations of Weyerhaeuser for the payment of money under a capitalized lease obligation or a synthetic lease obligation;

•
all obligations of Weyerhaeuser for the payment of money under any financial agreement designed to manage Weyerhaeuser’s exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including, without limitation, swap agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements;

•	all obligations of Weyerhaeuser for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar transaction;

•	all liability of others described in any of the preceding five bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability; and

•	any deferral, renewal, extension or refunding of any liability or obligation of the types referred to in any of the bullets above.

This means that any such liability or obligation or any such deferral, renewal, extension or refunding will be considered to be a Senior Indebtedness unless the instrument creating or evidencing it or pursuant to which it is outstanding expressly provides that such liability or obligation is not senior or prior in right of payment to the Subordinated Debt Securities or ranks pari passu with or subordinate to the Subordinated Debt Securities in right of payment. However, the following will not constitute Senior Indebtedness:

•	the Subordinated Debt Securities or any obligations or liabilities of Weyerhaeuser thereunder or under the Subordinated Indenture;

•	any liability for federal, state, local or other taxes owed by Weyerhaeuser;

•	any amounts owed by Weyerhaeuser to its officers or employees or for services rendered to Weyerhaeuser;

•	capital stock of Weyerhaeuser; and

•	any liability or obligation of others described in any of the preceding four bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability.

Subordination of Junior Subordinated Debt Securities

Unless otherwise indicated in an applicable prospectus supplement, the following provisions will apply to the Junior Subordinated Debt Securities.

The payment of the principal of, and any premium and interest on, the Junior Subordinated Debt Securities will be subordinated, to the extent and in the manner described in the Junior Subordinated Indenture, in right of payment to the prior payment in full of all Senior Debt that may be outstanding at any time. Unless otherwise provided in the applicable prospectus supplement with respect to an issue of Junior Subordinated Debt Securities, in the event of any distribution of assets of Weyerhaeuser to creditors upon any dissolution, winding up, liquidation, reorganization of Weyerhaeuser or in bankruptcy, insolvency, reorganization, receivership or other similar proceedings:

•
the holders of Senior Debt will be entitled to receive payment of all Senior Debt in full (including all principal of and any premium and interest on the Senior Debt), or to have such payment duly provided for, before the holders of the Junior Subordinated Debt Securities will be entitled to receive any payment of the principal of, or any premium or interest on, the Junior Subordinated Debt Securities;

•
any payment or distribution of assets of Weyerhaeuser to which the holders of the Junior Subordinated Debt Securities would be entitled except for the subordination provisions of the Junior Subordinated Indenture must be paid by the liquidating trustee or other person making such distribution directly to the holders of Senior Debt or to their representative or trustee to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

•
if any payment or distribution of assets of Weyerhaeuser is received by the trustee under the Junior Subordinated Indenture or the holders of any of the Junior Subordinated Debt Securities before all Senior Debt is paid in full, or such payment is duly provided for, such payment or distribution must be paid over to the holders of such Senior Debt or to their representative or trustee for application to the payment of all such Senior Debt remaining unpaid until all such Senior Debt has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

Subject to the payment in full of all Senior Debt upon any such distribution of assets of Weyerhaeuser, or such payment having been duly provided for, the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of cash, property or securities of Weyerhaeuser applicable to Senior Debt until the principal of, and any premium and interest on, the Junior Subordinated Debt Securities is paid in full.

Because of such subordination, in the event of any distribution of assets of Weyerhaeuser upon dissolution, winding up, liquidation, reorganization or other similar proceedings of Weyerhaeuser:

•
holders of Senior Debt will be entitled to be paid in full before payments may be made on the Junior Subordinated Debt Securities and the holders of Junior Subordinated Debt Securities will be required to pay any distributions made to them, in respect of such Junior Subordinated Debt Securities, to the holders of Senior Debt until all Senior Debt is paid in full; and

•
creditors of Weyerhaeuser who are neither holders of Junior Subordinated Debt Securities nor holders of Senior Debt may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of the Junior Subordinated Debt Securities.

Such subordination also may result in a reduction or elimination of payments to the holders of Junior Subordinated Debt Securities.

The Junior Subordinated Indenture also provides that no payment on account of the principal of, or any premium, sinking funds or interest on, the Junior Subordinated Debt Securities may be made if there is a continuing:

•
default in the payment when due of principal of, or any premium, sinking funds or interest on, any Senior Debt of Weyerhaeuser and any applicable grace period with respect to such default has ended without such default having been cured or waived or ceasing to exist; or

•
event of default with respect to any Senior Debt of Weyerhaeuser resulting in the acceleration of the maturity of the Senior Debt without such acceleration having been rescinded or annulled or such Senior Debt having been paid in full.

The Junior Subordinated Indenture provides that the subordination provisions thereof will not apply to the Securities of any series if Weyerhaeuser has effected satisfaction and discharge of the Indenture with respect to the Securities of that series as described below under “—Defeasance and Discharge.”

The Junior Subordinated Indenture does not limit or prohibit the incurrence of Senior Debt by Weyerhaeuser. Senior Debt may include debt securities, indebtedness and other obligations that constitute “Senior Debt,” which means they are senior in right of payment to the Junior Subordinated Debt Securities, but may be subordinate in right of payment to certain other indebtedness and obligations of Weyerhaeuser. Weyerhaeuser may issue other debt securities or incur other indebtedness or obligations that are referred to or designated as “subordinated” securities, indebtedness or obligations, but that may constitute Senior Debt for purposes of the Junior Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of Junior Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated or deemed to be incorporated by reference into this prospectus will describe the approximate amount of Senior Debt outstanding as of a recent date. That prospectus supplement also may describe any provisions applicable to the subordination of those Junior Subordinated Debt Securities, including any changes to the subordination provisions described in this prospectus.

As defined in the Junior Subordinated Indenture, “Senior Debt” means:

•
the principal of, and any premium and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) on, and any other amounts payable by Weyerhaeuser in respect of, indebtedness of Weyerhaeuser for borrowed money or indebtedness of Weyerhaeuser evidenced by any bond, note, debenture or other similar instrument:

•	all obligations of Weyerhaeuser to pay the deferred purchase price of property, excluding trade accounts payable arising in the ordinary course of business;

•	all obligations of Weyerhaeuser for the payment of money under a capitalized lease obligation or a synthetic lease obligation;

•
all obligations of Weyerhaeuser for the payment of money under any financial agreement designed to manage Weyerhaeuser’s exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including, without limitation, swap agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements;

•	all obligations of Weyerhaeuser for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar transaction;

•	all liability of others described in any of the preceding five bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability; and

•	any deferral, renewal, extension or refunding of any liability or obligation of the types referred to in any of the bullets above.

This means that any such liability or obligation or any such deferral, renewal, extension or refunding will be considered to be Senior Debt unless the instrument creating or evidencing it , or pursuant to which it is outstanding, expressly provides that such liability or obligation is not senior or prior in right of payment to the Junior Subordinated Debt Securities or ranks pari passu with or subordinate to the Junior Subordinated Debt Securities in right of payment. However, the following will not constitute Senior Debt:

•	the Junior Subordinated Debt Securities or any obligations or liabilities of Weyerhaeuser thereunder or under the Junior Subordinated Indenture;

•	any liability for federal, state, local or other taxes owed by Weyerhaeuser;

•	any amounts owed by Weyerhaeuser to its officers or employees or for services rendered to Weyerhaeuser,

•	capital stock of Weyerhaeuser; and

•	any liability or obligation of others described in any of the preceding four bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability.

Conversion Rights

The terms on which Debt Securities of any series are convertible into or exchangeable for common shares or other securities of Weyerhaeuser will be described in the prospectus supplement relating to the Debt Securities. The prospectus supplement will describe whether conversion or exchange is mandatory, at the option of the holder or at the option of Weyerhaeuser, and may describe circumstances under which the number of common shares or other securities of Weyerhaeuser to be received by the holders of Debt Securities would be subject to adjustment.

Events of Default

An Event of Default will occur under the applicable Indenture with respect to any series of Debt Securities issued under that Indenture if:

•
Weyerhaeuser fails to pay when due any installment of interest on any of the Debt Securities of that series and that default continues for 30 days (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•
Weyerhaeuser fails to pay when due all or any part of the principal of and any premium on any of the Debt Securities of that series, whether at maturity, upon redemption, upon acceleration or otherwise (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•
Weyerhaeuser fails to deposit any sinking fund payment when due on any of the Debt Securities of that series (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•
Weyerhaeuser defaults in the performance of, or breaches, any other covenant or warranty in respect of the Debt Securities of that series and that default or breach continues for 90 days after written notice by the trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of all series issued under that Indenture affected by that default or breach; or

•	specified events of bankruptcy, insolvency or reorganization with respect to Weyerhaeuser have occurred and are continuing.

The trustee and holders of the Debt Securities have certain acceleration rights if an Event of Default has occurred and is continuing because Weyerhaeuser has failed to pay the principal of, or any premium, interest or sinking fund payment on, any series of Debt Securities issued under any Indenture or Weyerhaeuser has breached any other covenant or warranty applicable to fewer than all the series of outstanding Debt Securities issued under that Indenture.  Either the trustee or the holders of 25% in principal amount of the outstanding Debt Securities of such series, each such series voting as a separate class, may declare the principal of and accrued interest on all the Debt Securities of such series to be due and payable immediately. The trustee and holders of the Debt Securities also have certain acceleration rights if an Event of Default has occurred and is continuing because Weyerhaeuser defaulted in the performance of any other covenant or agreement in an Indenture applicable to all outstanding Debt Securities under such Indenture or because specified events have occurred and are continuing relating to Weyerhaeuser’s bankruptcy, insolvency or reorganization. Either the trustee or the holders of 25% in principal amount of all outstanding Debt Securities under such Indenture, treated as one class, may declare the principal of and accrued interest on all such outstanding Debt Securities to be due and payable immediately.

The holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all series issued under such Indenture) may waive all defaults with respect to such affected Debt Securities and rescind a declaration of acceleration of payment.  For the waiver to be effective, Weyerhaeuser would be required to pay or deposit with the applicable trustee prior to the entry of an acceleration judgment or decree, a sum sufficient to pay:

•	any principal amounts due before the acceleration and

•	all matured installments of interest on the outstanding Debt Securities of such series (or of all the outstanding Debt Securities under such Indenture), as well as

•	any other expenses specified in such Indenture.

Prior to the entry of an acceleration judgment or decree, Weyerhaeuser also would be required to cure or remedy all other Events of Default as provided under such Indenture or have received a waiver of the Event of Default as permitted by such Indenture. In addition, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series (or of all series outstanding under such Indenture) may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of affected Debt Securities, except for a default:

•	in payment of principal of, or any premium or interest on, such Debt Securities and

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Debt Security affected.

The holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on such trustee However, the direction must comply with law and the provisions of applicable Indenture and is subject to exceptions provided in such Indenture. Before proceeding to exercise any right or power under any Indenture at the direction of a holder or holders, the applicable trustee is entitled to receive from that holder or holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with that direction.

Weyerhaeuser is required to furnish to each trustee annually a statement of two of its officers that they do not know of any default by Weyerhaeuser in the performance of the terms of the applicable Indenture.  If they know that Weyerhaeuser is in default, they must specify the default.

Each Indenture requires the trustee to give to all holders of outstanding Debt Securities of any series outstanding under that Indenture notice of any default by Weyerhaeuser with respect to that series, unless that default has been cured or waived. However, the trustee is entitled to withhold that notice in the event that the board of directors, the executive committee or a trust committee of directors, trustees or specified officers of the trustee determines in good faith that withholding that notice is in the interest of the holders of the outstanding Debt Securities of that series. This exception to the requirement that the trustee give notice of a default to all holders of the outstanding Debt Securities of an y series if the default is caused by Weyerhaeuser’s failure to pay the principal of, or any premium or interest on, any outstanding Debt Securities of that series.

Defeasance and Discharge

The following defeasance provision will apply to the Debt Securities of each series unless the applicable prospectus supplement provides otherwise.

Each Indenture provides that, unless the terms of any series of Debt Securities issued under that Indenture provide otherwise, Weyerhaeuser will be discharged under certain circumstances from its obligations in respect of that Indenture and the outstanding Debt Securities of that series. In the case of the Senior Indenture, this includes Weyerhaeuser’s obligation to comply with the provisions referred to above under “Certain Covenants with Respect to Senior Debt Securities,” if applicable.  However Weyerhaeuser may not be excused from certain specified obligations of the applicable Indenture, such as the obligations to:

•	pay holders of Debt Securities of that series payments of principal and interest on the original stated due dates (but not upon acceleration) and

•	register the transfer of or exchange outstanding Debt Securities of that series and

•	replace stolen, lost or mutilated certificates.

To be discharged from its obligations with respect to the outstanding Debt Securities of any series, Weyerhaeuser must, among other things:

•
irrevocably deposit in trust sufficient cash, or U.S. Government Obligations, as defined in the applicable Indenture, that will repay sufficient cash  to pay when due the principal of, and any premium and interest on, and any mandatory sinking fund payments in respect of the outstanding Debt Securities of the applicable series; and

•
deliver to the applicable trustee an officers’ certificate or an opinion of counsel that Weyerhaeuser has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that the discharge will not be a taxable event with respect to holders of the outstanding Debt Securities of that series.

Each Indenture also provides that if all of the Debt Securities of any series issued under that Indenture will be due and payable within one year, or  may be called for redemption within one year, the Indenture will cease to be of further effect with respect to the Debt Securities of that series if Weyerhaeuser has irrevocably deposited in trust sufficient cash, or U.S. Government Obligations that will repay sufficient cash to pay upon maturity or redemption all Debt Securities of that series., However Weyerhaeuser may not be excused from certain specified obligations of that Indenture, such as the obligations to:

•	pay the Holders of Debt Securities of that series principal and interest on the original stated due dates (but not upon acceleration) and

•	register the transfer of and exchange outstanding Debt Securities of that series and

•	replace stolen, lost or mutilated certificates.

Modification of the Indentures

Each Indenture provides that Weyerhaeuser and the applicable trustee may enter into supplemental indentures without the consent of the holders of any Debt Securities to, among other things:

•	secure the Debt Securities of one or more series issued under that Indenture;

•	evidence the assumption by a successor person of Weyerhaeuser’s obligations under the Indenture and the Debt Securities issued under that Indenture;

•	add covenants for the protection of the holders of Debt Securities issued under that Indenture;

•
cure any ambiguity or correct or supplement any defect or inconsistency in the Indentures or to make other changes the Board of Directors deems necessary or desirable, so long as none of those actions adversely affects the interests of the holders of Debt Securities issued under that Indenture;

•	establish the form or terms of the Debt Securities of any series issued under that Indenture; and

•	evidence the acceptance of the appointment by a successor trustee.

Each Indenture also permits Weyerhaeuser and the applicable trustee to enter into supplemental indentures, if they obtain the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of all series issued under that Indenture that are affected. The holders would vote as one class. Such a supplemental indenture could add provisions to, or change or eliminate any of the provisions of, that Indenture or modify the rights of the holders of the Debt Securities of each series issued under that Indenture so affected. However, Weyerhaeuser may not, without the consent of the holder of each outstanding Debt Security issued under that Indenture so affected:

•	extend the final maturity of any such Debt Security;

•	reduce the principal amount of any such Debt Security;

•	reduce the rate or extend the time of payment of interest on any such Debt Security;

•	reduce any amount payable on redemption of any such Debt Security;

•	impair the right of any holder of any such Debt Securities to institute suit for the payment of any such Debt Security;

•
adversely change the right to convert or exchange any of the Debt Securities issued under that Indenture, including decreasing the conversion or exchange rate or increasing the conversion or exchange price of, any such Debt Security;

•	in the case of the Subordinated Indenture, modify the subordination provisions or the definition of Senior Indebtedness in a manner adverse to the holders of the Subordinated Debt Securities;

•	in the case of the Junior Subordinated Indenture, modify the subordination provisions of the definition of Senior Debt in a manner adverse to the holders of the Junior Subordinated Debt Securities; or

•	reduce the percentage in principal amount of Debt Securities of any such series the consent of the holders of which is required for any supplemental indenture described in this paragraph.

Consolidation, Merger, Conveyance or Transfer

Weyerhaeuser may take certain actions without the consent of the trustee or the holders of Debt Securities.  Weyerhaeuser may consolidate or merge with, or convey, sell or lease all or substantially all of its assets to, any other entity. However, Weyerhaeuser may take these actions only if any successor is an entity organized under the laws of the United States of America or any State and the successor expressly assumes all obligations of Weyerhaeuser under the Debt Securities. Certain other conditions also must be met. Following a sale or other conveyance, except by lease, of all or substantially all of Weyerhaeuser’s assets, Weyerhaeuser will be relieved of all obligations under the Indentures and the Debt Securities.

Applicable Law

The Debt Securities and the Indentures will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

JPMorgan Chase Bank is the trustee under the Senior Indenture. In the ordinary course of business, the trustee and its affiliates have provided and may in the future continue to provide investment banking, commercial banking and other financial services to us and our subsidiaries for which they have received and will receive compensation. The trustee under the Subordinated Indenture and the Junior Subordinated Indenture will be specified in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Weyerhaeuser Company consists of:

•	400,000,000 common shares having a par value of $1.25 per share (the “Common Shares”);

•	7,000,000 preferred shares having a par value of $1.00 per share, issuable in series (the “Preferred Shares”); and

•	40,000,000 preference shares having a par value of $1.00 per share, issuable in series (the “Preference Shares”).

At December 31, 2008, there were outstanding:

•	211,289,320 Common Shares,

•	employee stock options to purchase an aggregate of approximately 10,493,000 Common Shares,

•	restricted stock units issuable into a maximum of 673,000 Common Shares,

•	performance share units issuable into a maximum of 227,000 Common Shares,

•	no Preferred Shares and

•	no Preference Shares.

Anti-Takeover Effect of Charter and Bylaw Provisions and Washington Law.

Our Restated Articles of Incorporation and Bylaws and Washington law contain provisions that could delay, deter or prevent a change in control of Weyerhaeuser. These provisions include:

•	the classification of our Board of Directors into three classes serving staggered three-year terms, so that no more than approximately one-third of our directors can be replaced at any annual meeting;

•
the ability of our Board of Directors, without shareholder approval, to cause the issuance of Preferred Shares and Preference Shares with rights and privileges established by the Board of Directors; and

•
a provision requiring the affirmative vote of the holders of at least 80% of the votes entitled to be cast generally in the election of our directors to approve certain transactions with any “interested shareholder” (as defined) unless that transaction is approved by a majority of our “continuing directors” (as defined).

In addition, Washington law provides that if a person or person (an “acquiring person”) beneficially acquires 10 percent or more of the outstanding voting shares of a target Washington corporation, such as Weyerhaeuser, the target corporation may not enter into a “significant business transaction” for a period of five years following the acquisition of such shares by the acquiring person. These prohibited business transactions also include similar transactions with affiliates or associates of the acquiring person. However, the restriction does not apply if the acquisition of such shares or the “significant business transaction” is approved by a majority of the members of the board of directors of the target corporation prior to the acquisition of such shares by such acquiring person.

“Significant business transaction” is defined under Washington law to include:

•	a merger, share exchange or consolidation of a target corporation with the acquiring person;

•
a sale, lease, exchange, mortgage, pledge, transfer, or other disposition or encumbrance, whether in one transaction or a series of transactions, to or with such acquiring person of assets having an aggregate market value equal to five percent or more of (i) the aggregate market value of all the assets of a target corporation on a consolidated basis, (ii) the aggregate market value of all outstanding shares of a target corporation on a consolidated basis,or (iii) the earning power or net income of a targeted corporation on a consolidated basis;

•
the termination of five percent or more of the employees of a target corporation or its subsidiaries employed in the State of Washington, whether at one time or over a period of five years as a result of the acquiring person’s acquisition of 10 percent or more of the shares of such target corporation;

•
the issuance or transfer to an acquiring person,  , whether in one transaction or a series of transactions, of shares, options, warrants or rights to acquire shares of a target corporation or one of its subsidiaries, unless the issuance is pursuant to the exercise of warrants or rights to purchase shares offered, or a dividend or distribution made pro rata to, all shareholders or all holders of such options, warrants, or rights;

•
the redemption by a target corporation or one of its subsidiaries from an acquiring person, whether in one transaction or a series of transactions, of shares, options, warrants or rights to acquire shares of a target corporation or one of its subsidiaries that are beneficially owned by an acquiring person, unless the redemption is pursuant to a redemption made pro rata to, all shareholders or holders of such options, warrants, or rights;

•	the liquidation or dissolution of a target corporation pursuant to an agreement with an acquiring person;

•
a reclassification of securities, including without limitation, any shares split, shares dividend, or other distribution of shares in respect of stock, or any reverse shares split or recapitalization of a target corporation, or a merger or consolidation of a target corporation with one of its subsidiaries pursuant to an agreement with an acquiring person that has the effect, directly or indirectly, of increasing the proportionate ownership by the acquiring person of outstanding shares of a class or series of voting shares or securities convertible into voting shares of such target corporation or its subsidiary; or

•
a receipt by an acquiring person of the direct or indirect benefit of loans, advances, guarantees, pledges, or other financial assistance or tax credits or other tax advantages provided by or through such target corporation, except proportionately as a shareholder of the target corporation.

Washington law further provides that except for transactions approved by a majority of the board of directors of a target corporation, a target corporation may not engage at any time in a merger, share exchange or consolidation with an acquiring person or its affiliate or associate, or liquidate or dissolve pursuant to an agreement with an acquiring person, unless either:

•
the aggregate consideration received by the shareholders of such target corporation is at least equal to the market value of such target corporation’s shares at certain defined points in time and the consideration is paid promptly in cash to the shareholders, or

•
the transaction is approved at a meeting of such target corporation’s shareholders, no earlier than five years after the acquisition of 10 percent or more of such target corporation’s voting stock by an acquiring person. This approval must be by the votes of a majority of shareholders entitled to be counted within each voting group of shareholders entitled to vote separately on the transaction.  However, the shares owned by the acquiring person may not be voted.

Transactions that do not comply with the above-described requirements are void under Washington law.

These provisions of Washington law and of our restated Articles of Incorporation and Bylaws may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices for our capital stock and also could limit the price investors are willing to pay for shares of our capital stock.

DESCRIPTION OF PREFERRED SHARES

The following is a description of certain general terms and provisions of our Preferred Shares. This description does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the provisions of our Restated Articles of Incorporation and the articles of amendment of such Restated Articles of Incorporation relating to the applicable series of Preferred Shares (the “Articles of Amendment”).  These documents have been or will be filed or incorporated by reference as:

•	exhibits to the registration statement of which this prospectus is a part or

•	exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus at or prior to the time issuance of such series of Preferred Shares.

You may obtain copies of those exhibits as described below under the heading “Where You Can Find More Information.”

The following description provides some general terms and provisions of the Preferred Shares to which any prospectus supplement may relate. Other specific terms of such Preferred Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Preferred Shares described in the prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will be deemed to have been superseded by the terms described in that prospectus supplement.

General

Our Restated Articles of Incorporation authorizes the issuance of 7,000,000 shares of Preferred Shares having a par value of $1.00 per share. Our Board of Directors has the authority, without action by our shareholders, to approve the issuance of Preferred Shares from time to time in one or more series. Our Restated Articles of Incorporation provide that all Preferred Shares will be identical, except as to the following rights and preferences which may be established by our Board of Directors:

•	voting rights;

•	dividend rate;

•	terms and conditions of redemption;

•
the amount payable in the event of voluntary or involuntary liquidation, provided that the aggregate amount so payable with respect to all series of Preferred Shares may not exceed $350 million in the aggregate;

•	sinking fund provisions; and

•	terms and conditions of conversion.

Our Board of Directors, without shareholder approval, could authorize the issuance of Preferred Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares or other series of Preferred Shares or that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. All Preferred Shares will rank senior to Common Shares and Preference Shares with respect to accrued dividends and assets available upon our liquidation. There are currently no Preferred Shares outstanding.

The prospectus supplement relating to the Preferred Shares of any series will describe their specific terms, including, where applicable:

•	the specific designation and number of shares of such series;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, payment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rate or dates will be determined);

•	any voting rights;

•	the currency or units based on or relating to currencies in which such Preferred Shares are denominated and/or payment will or may be payable;

•	the methods by which amounts payable in respect of such Preferred Shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•	the place or places where dividends and other payments on such Preferred Shares will be payable; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The holders of Preferred Shares will have no preemptive rights. If specified in the applicable prospectus supplement, the Preferred Shares of any series offered thereby may be convertible into or exchangeable for other securities of Weyerhaeuser. Preferred Shares offered by a prospectus supplement, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. All Preferred Shares will be of equal rank with each other with respect to the payment of dividends and the distribution of assets upon our liquidation, regardless of series.

Dividends

Holders of Preferred Shares of each series will be entitled to receive, when, and if declared by our Board of Directors out of funds legally available therefor, cumulative dividends at the rate, if any, determined by our Board of Directors for such series, and no more. Dividends, if any, on the Preferred Shares will accrue on a daily basis from the date our Board of Directors may fix for any series. If the prescribed dividends for each series of Preferred Shares have not been declared and paid or set apart for payment in full on all outstanding Preferred Shares for all past dividend periods and the current dividend period the following restrictions apply:

•	No dividends may be declared or paid for any class of shares whose dividends rank as subordinate to the Preferred Shares.

•	No funds may be set aside for the redemption of Preferred Shares of any series (including any sinking fund payment for the Preferred Shares).

•
No funds may be set aside for the purchase, redemption (including any sinking fund payment) or other acquisition for value of any class or series of shares whose dividends or assets rank on a parity with or subordinate to any such series of Preferred Shares.

•	Accrued and unpaid dividends on the Preferred Shares will not bear interest.

Liquidation

In the event of voluntary or involuntary liquidation of Weyerhaeuser, the holders of Preferred Shares have certain rights that are superior to holders of other classes of shares ranking (as to assets) subordinate to the Preferred Shares. Before any distribution of assets may be made to the holders of any subordinate class of shares, the holders of the Preferred Shares of each series will be entitled to receive out of the assets of Weyerhaeuser available for distribution the sum of the liquidation preference for such series and an amount equal to any accrued and unpaid dividends. If the assets of Weyerhaeuser available for distribution to its shareholders upon liquidation are not sufficient to permit full payment to the Preferred shareholders of these amounts, then those assets will be distributed ratably among such Preferred shareholders in proportion to the amounts they are owed. After payment in full of these amounts , the holders of Preferred Shares will be not be entitled to any further distribution of Weyerhaeuser assets. The following actions will not be deemed to be a voluntary or involuntary liquidation:

•	the consolidation or merger of Weyerhaeuser with or into any other corporation or corporations,

•	the sale or lease of all or substantially all of the assets of Weyerhaeuser or

•	the merger or consolidation of any other corporation into and with Weyerhaeuser.

Voting

The Preferred Shares of a series will not be entitled to vote, except as provided below or in the applicable prospectus supplement and as required by applicable law. Unless otherwise indicated in the prospectus supplement relating to a series of Preferred Shares, each series of Preferred Shares will be entitled to one vote (not as a class) on each matter submitted to a vote at a meeting of shareholders.  As long as any Preferred Shares are outstanding, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding Preferred Shares, amend our Restated Articles of Incorporation for the purpose of, or take any other action to:

•	increase the aggregate number of Preferred Shares or shares of any other class ranking as to dividends or assets on a parity or prior to the Preferred Shares;

•	change the designations, preferences, limitations, voting or other relative rights of the Preferred Shares or of any outstanding series of Preferred Shares;

•	effect an exchange, reclassification or cancellation of all or part of the Preferred Shares;

•	change the Preferred Shares into the same or different number of shares, with or without par value of the same or any other class; or

•	cancel or otherwise affect dividends on the Preferred Shares of any series that have accrued, but have not been declared.

Whenever the Company has failed to pay dividends on the Preferred Shares  equal to at least six quarterly dividends, whether or not consecutively, then the holders of Preferred Shares, voting as a class, will be entitled to elect two additional directors to our Board of Directors beyond the number specified in the Bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the Preference Shares.

At any time when the holders of the Preferred Shares become entitled to elect additional directors as provided in the preceding paragraph, the maximum number of members of our Board of Directors automatically will be increased by two directors and the vacancies so created must be filled only by the vote of holders of Preferred Shares. Those voting rights may be exercised initially either at a special meeting of the holders of the Preferred Shares or at any annual meeting of shareholders at which directors will be elected, and then at such annual meetings. If the office of any directors elected pursuant to the special voting rights of the Preferred Shares becomes vacant, the remaining director elected pursuant to the special voting rights of Preferred Shares will choose a successor, to hold office for the unexpired term of the predecessor. The special voting rights of Preferred Shares will continue until all arrears in payment of quarterly dividends on the Preferred Shares have been paid and dividends on Preferred Shares for the then current quarter have declared and paid or set apart for payment. When the special voting rights of the Preferred Shares terminate, the term of office of the directors elected by the Preferred Shares also will terminate immediately and the maximum authorized number of members of our Board of Directors automatically will be reduced accordingly.

Transfer Agent and Registrar.

The Transfer Agent and Registrar for any series of Preferred Shares will be specified in the applicable prospectus supplement.

DESCRIPTION OF PREFERENCE SHARES

The following is a description of certain general terms and provisions of our Preference Shares. This description does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the provisions of our Restated Articles of Incorporation and the articles of amendment of such Restated Articles of Incorporation relating to the applicable series of Preference Shares (the “Articles of Amendment”). These have been or will be filed or incorporated by references as:

•	exhibits to the registration statement of which this prospectus is a part or

•	exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus before such series of Preference Shares are issued.

You may obtain copies of those exhibits as described below under the heading “Where You Can Find More Information.”

The following description provides some general terms and provisions of the Preference Shares to which any prospectus supplement may relate. Other specific terms of such Preference Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Preference Shares described in the prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will be deemed to have been superseded by the terms described in that prospectus supplement.

General

Our Restated Articles of Incorporation authorizes the issuance of 40,000,000 Preference Shares having a par value of $1.00 per share. The Preference Shares offered hereby will be issued in one or more series. All Preference Shares will be identical, except as to the following rights and preferences which may be established by our Board of Directors without further action by our shareholders:

•	voting rights,

•	dividend rate,

•	terms and conditions of redemption,

•	amount payable upon liquidation,

•	sinking fund provisions and

•	terms and conditions of conversion.

Our Board of Directors, without shareholder approval, could authorize the issuance of Preference Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares or other series of Preferred Shares or Preference Shares The issuance of Preference Shares also could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. All Preference Shares rank senior to Common Shares, but subordinate to the Preferred Shares with respect to accrued dividends and assets available upon liquidation. There are currently no Preference Shares outstanding.

The prospectus supplement relating to the Preference Shares of any series will describe their specific terms, including, where applicable:

•	the specific designation, number of shares and purchase price;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, payment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rate or dates will be determined);

•	any voting rights;

•	the currency or units based on or relating to currencies in which such Preference Shares are denominated and/or payment will or may be payable;

•	the methods by which amounts payable in respect of such Preferred Shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•	the place or places where dividends and other payments on the Preferred Shares will be payable; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The holders of Preference Shares will have no preemptive rights. Preference Shares offered by a prospectus supplement, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the Preference Shares will actually trade on or after the date of issuance. All Preference Shares will be of equal rank with each other, regardless of series.

Dividends

Holders of Preference Shares of each series will be entitled to receive, when and as declared by our Board of Directors out of funds legally available therefor, cumulative dividends at the rate determined by our Board of Directors for such series, and no more. Dividends on the Preference Shares will accrue on a daily basis from the date our Board of Directors may fix for any series. If the prescribed dividends for each series of Preference Shares have not been declared and paid or set apart for payment in full on all outstanding Preference Shares for all past dividend periods and the current dividend period, the following restrictions apply:

•	No dividends may be declared or paid on any class of shares whose dividends rank as subordinate to the Preference Shares.

•	No funds may be set aside for the redemption of Preference Shares of any series (including any sinking fund payment for the Preference Shares).

•
No funds may be set aside for the purchase, redemption (including any sinking fund payment) or other acquisition for value of any class or series of shares whose dividends or assets rank on a parity with or subordinate to any such series of Preference Shares.

•	Accrued and unpaid dividends on the Preference Shares will not bear interest.

Liquidation

In the event of voluntary or involuntary liquidation of Weyerhaeuser, the holders of Preferred Shares have certain rights that are superior to other classes of shares ranking (as to assets) subordinate to the Preferred Shares. Before any distribution of assets may be made to the holders of any subordinate class of shares, the holders of the Preference Shares of each series will be entitled to receive out of the assets of Weyerhaeuser available for distribution the sum of the liquidation preference for such series and the amount per share equal to any accrued and unpaid dividends. But the holders of the Preference Shares will not be entitled to receive the liquidation amount of such shares until the liquidation amount of all Preferred Shares at the time outstanding has been paid in full. After payment in full to the Preferred shareholders, if the assets Weyerhaeuser remaining available for distribution to its shareholders upon liquidation are not sufficient to permit full payment to the Preference shareholders of the amounts to which they are entitled , then those assets will be distributed ratably among the Preference shareholders in portion to the amounts they are owed. After payment in full of these amounts the Preference shareholders will not be entitled to any further participation in any distribution of Weyerhaeuser assets. The following actions will not be deemed to be a voluntary or involuntary liquidation:

•	the consolidation nor merger of Weyerhaeuser with or into any other corporation or corporations,

•	the sale or lease of all or substantially all of the assets of Weyerhaeuser or

•	the merger or consolidation of any other corporation into and with Weyerhaeuser.

Voting

The Preference Shares of a series will not be entitled to vote, except as provided below or in the applicable prospectus supplement and as required by applicable law. However, we may not, without the affirmative vote of the holders of at least two-thirds of the shares of such affected series, amend our Restated Articles of Incorporation for the purpose of, or take any other action to:

•	increase the aggregate number of Preferred Shares or Preference Shares or shares of any other class ranking as to dividends or assets on a parity or prior to the Preference Shares;

•	change the designations, preferences, limitations, voting or other relative rights of the Preference Shares or of any outstanding series of Preference Shares;

•	effect an exchange, reclassification or cancellation of all or part of the Preference Shares;

•	change the Preference Shares into the same or different number of shares, with or without par value, of the same or any other class; or

•	cancel or otherwise affect dividends on the Preference Shares of any series which have accrued but have not been declared.

Whenever the Company has failed to pay dividends on the Preference Shares equal to six quarterly dividend periods, then the holders of Preference Shares, voting as a class, will be exclusively entitled to elect two additional directors to our Board of Directors beyond the number specified in the Bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the Preferred Shares.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any series of Preference Shares will be specified in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

Weyerhaeuser may offer depositary shares (“Depositary Shares”) representing fractional interests in the Preferred Shares or Preference Shares of any series. If Weyerhaeuser issues any Depositary Shares, Weyerhaeuser will enter into a deposit agreement (“Deposit Agreement”) with a bank or trust company, as depositary (with respect to such Deposit Agreement, the “Depositary”).  The Depositary will be named in the applicable prospectus supplement. Depositary Shares will be evidenced by depositary receipts (“Depositary Receipts”) issued pursuant to the related Deposit Agreement.

We provide a summary below of selected provisions of the Deposit Agreement, the Depositary Shares and Depositary Receipts relating to any series Preferred Shares or Preference Shares. This summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of such Deposit Agreement and the related Depositary Receipts. Forms of the Deposit Agreement and the Depositary Receipts have been or will be filed or incorporated by references as exhibit to registration statement of which this prospectus is part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits as described below under the heading “Where You Can Find More Information.”

The following summary provides some general terms of the Deposit Agreement, Depositary Shares and Depositary Receipt to which any prospectus supplement may relate. Other specific terms of such Deposit Agreement, Depositary Shares and Depositary Receipts will be described in the applicable prospectus supplement. To the extent that any particular terms of the Deposit Agreement, Depositary Shares or Depositary Receipts described in the prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will be deemed to have been superseded by the terms described in that prospectus supplement.

General

We may, at our option, elect to offer fractional shares of Preferred Shares or Preference Shares, rather than full shares of Preferred Shares or Preference Shares. In the event we choose to do so, we will cause the applicable Depositary to issue Depositary Receipts evidencing the related Depositary Shares. Each Depositary Receipt will represent a fractional interest, to be set forth in the applicable prospectus supplement, of a share of a particular series of Preferred Shares or Preference Shares as described below.

The shares of any series of Preferred Shares or Preference Shares represented by Depositary Shares will be deposited under a separate Deposit Agreement between Weyerhaeuser and the applicable Depositary. Any Depositary we select must be a bank or trust company with its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the Deposit Agreement, each holder of a Depositary Receipt will be entitled to a proportionate share of the rights and preferences of the Preferred Shares or Preference Shares applicable to the fraction of a share of Preferred Shares or Preference Shares represented by the related Depositary Share. These rights may include dividend, redemption, voting, conversion and liquidation rights, although these rights may be affected in certain circumstances as discussed below.

Depositary Shares may be issued in respect of Preferred Shares or Preference Shares of any series. Immediately following any issuance of such Preferred Shares or Preference Shares, Weyerhaeuser will deposit such Preferred Shares or Preference Shares with the relevant Depositary. The Depositary will issue the related Depositary Receipts on behalf of Weyerhaeuser.

The applicable prospectus supplement relating to the Depositary Shares will describe their specific terms, including, where applicable:

•	the terms of the series of Preferred Shares or Preference Shares deposited by Weyerhaeuser under the related Deposit Agreement,

•	the number of such Depositary Shares and the fraction of one share of such Preferred Shares or Preference Shares represented by one such Depositary Share,

•	whether such Depositary Shares will be listed on any securities exchange and

•	any other specific terms of such Depositary Shares and the related Deposit Agreement.

Depositary Receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related Deposit Agreement. Unless otherwise specified in the applicable prospectus supplement, Depositary Receipts will be issued in denominations evidencing any whole number of Depositary Shares. No service charge will be made for any permitted transfer or exchange of Depositary Receipts, but Weyerhaeuser or the Depositary may require payment of any tax or other governmental charge payable in connection with a transfer or exchange.

Before the preparation of definitive Depositary Receipts, Weyerhaeuser may give the Depositary written instructions to execute and deliver temporary Depositary Receipts.  These would be substantially identical to definitive Depositary Receipts, and would entitle their holders to all the rights pertaining to definitive Depositary Receipts. Depositary Receipts will then be prepared without unreasonable delay, and the temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at our expense.

Dividends and other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Shares or Preference Shares to the record holders of Depositary Receipts relating to such Preferred Shares or Preference Shares. To the extent possible, the distribution would be in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. However, the Depositary will not distribute dividends that would equal a fraction of one cent. If holders of Depositary Receipts would be entitled to receive a fraction of one cent, the amount not distributed will be added to later amounts received by the Depositary for distribution to record holders of those Depositary Receipts.

In the event of a distribution other than in cash, the Depositary will attempt to distribute property received by it to the record holders of Depositary Receipts in proportion to the number of Depositary Shares owned by such holders on the relevant record date. However, the Depositary may determine that it is not feasible to make such a distribution. It may then, with our approval, adopt the method that the Depositary deems equitable and practicable to effect the distribution. This method may include the sale (public or private) of such property and the distribution of the net proceeds from the sale to holders of the Depositary Receipts.

The Deposit Agreement also may contain provisions relating to the manner in which any subscription or similar rights offering offered by Weyerhaeuser to holders of the related series of Preferred Shares or Preference Shares will be made available to holders of Depositary Receipts.

The amount distributed in any of these cases will be reduced by any amount required to be withheld by Weyerhaeuser or the Depositary on account of taxes.

Redemption and Repurchase of Preferred Shares or Preference Shares

If a redeemable series of Preferred Shares or Preference Shares represented by Depositary Shares is called for redemption, the Depositary Shares will be redeemed using the proceeds received by the Depositary from the redemption of any shares of such series of Preferred Shares or Preference Shares held by the Depositary. Proceeds received by the Depositary may be in the form of cash or in property per share. The Depositary Shares will be redeemed at a price per Depositary Share equal to the applicable fraction of the redemption proceeds per share payable for the shares of Preferred Shares or Preference Shares so redeemed. Whenever we redeem shares of Preferred Shares or Preference Shares held by the Depositary and pay the Depositary in full for the redeemed shares, the Depositary will redeem as of the same date the number of Depositary Shares representing shares of Preferred Shares or Preference Shares so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary will select the Depositary Shares to be redeemed. The Depositary will select the shares by lot or pro rata or by any other equitable method it chooses. If only part of the Depositary Shares evidenced by a Depositary Receipt are to be redeemed, a new Depositary Receipt will be issued for any Depositary Shares that are not redeemed.

After the redemption date, the Depositary Shares called for redemption will no longer be deemed to be outstanding. All rights of the holders of the related Depositary Receipts with respect to the Depositary Shares called for redemption will cease, except the right to receive the redemption amount payable upon surrender of Depositary Receipts to the Depositary.

Depositary Shares, as such, are not subject to repurchase by us at the option of the holders. However, the Preferred Shares or Preference Shares represented by Depositary Shares may be subject to repurchase at the option of the holders. In that case, the related Depositary receipts may be surrendered by their holders to the Depositary with written instructions to the Depositary to instruct us to repurchase the Preferred Shares or Preference Shares represented by the Depositary Shares evidenced by such Depositary Receipts. Such repurchase would be at the repurchase price specified in the related prospectus supplement. If we receive such instructions and have funds legally available for repurchase, we will repurchase the requisite whole number of shares of such Preferred Shares or Preference Shares from the Depositary.  The Depositary in turn will repurchase the related Depositary Receipts. Holders will only be entitled to request the repurchase of Depositary Shares representing one or more whole shares of the related Preferred Shares or Preference Shares. The repurchase price per Depositary Share will be equal to the repurchase amounts per share payable with respect to the Preferred Shares or Preference Shares multiplied by the fraction of a share of Preferred Share or Preference Share represented by one Depositary Share. If only part of the Depositary Shares evidenced by a Depositary Receipt are to be repurchased, one or more new Depositary Receipts will be issued for any Depositary Shares not repurchased.

Withdrawal of Preferred Shares or Preference Shares

Unless the related Depositary Shares have already been called for redemption, holders of Depositary Receipts may surrender their Depositary Receipts at the applicable office or agency of the Depositary and receive the number of whole shares of the related series of Preferred Shares or Preference Shares and any money or other property represented by such Depositary Receipts. Holders of Depositary Receipts making such withdrawals will be entitled to receive whole shares of Preferred Shares or Preference Shares on the basis described in the related prospectus supplement. These holders of whole shares of Preferred Shares or Preference Shares will no longer be entitled to deposit these Preferred Shares or Preference Shares under the Deposit Agreement or to receive Depositary Receipts in exchange. If a holder surrenders the Depositary Receipts that evidence more Depositary Shares than the number of whole shares of Preferred Shares or Preference Shares to be withdrawn, the Depositary will deliver a new Depositary Receipt evidencing such excess number of Depositary Shares, as well as the whole shares withdrawn.

Voting Deposited Preferred Shares and Preference Shares

If the Depositary receives notice of any meeting at which the holders of any series of deposited Preferred Shares or Preference Shares are entitled to vote, the Depositary will mail the information contained in the meeting notice to the record holders of the related Depositary Receipts. The record date for the holders of the Depositary Receipts will be the same date as the record date for the related series of Preferred Shares or Preference Shares. Each record holder of such Depositary Receipts on the record date will be entitled to instruct the Depositary how to vote the number of Preferred Shares or Preference Shares represented by the holder’s Depositary Shares. The Depositary will do all practicable to vote the number of Preferred Shares or Preference Shares represented by such Depositary Shares in accordance with such instructions. , We will agree to take all reasonable actions that the Depositary deems necessary to enable the Depositary to do so. The Depositary will abstain from voting any Preferred Shares or Preference Shares for which it does not receive specific voting instructions from the holders of the related Depositary Receipts.

Amendment and Termination of Deposit Agreement

Weyerhaeuser and the Depositary may amend the form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of the Depositary Receipts issued under any Deposit Agreement or the related Depositary Shares will not be effective unless the amendment has been approved by the holders of at least a majority of such Depositary Shares then outstanding. The rules of any securities exchange on which such Depositary Shares may be listed may require approval of a greater proportion. No such amendment may impair the right of any holder of Depositary Receipts to receive the related Preferred Shares or Preference Shares upon surrender of such Depositary Receipts as described above or as specified in the Deposit Agreement. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, and any transferee of such holder, who continues to hold such Depositary Receipt, or acquires the Depositary Receipts will be deemed, to consent and agree to such amendment and to be bound by the amended Deposit Agreement.

The Deposit Agreement automatically terminates if

•	all outstanding Depositary Shares issued thereunder have been redeemed; or

•	each share of Preferred Shares and Preference Shares deposited thereunder has been converted into or exchanged for other securities or has been withdrawn; or

•	there has been a final distribution in respect of the Preferred Shares or Preference Shares deposited thereunder in connection with any liquidation, dissolution or winding up of Weyerhaeuser; and

•	such distribution has been distributed to the holders of related Depositary Receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the relevant series of Preferred Shares or Preference Shares. We also will pay all fees and expenses incurred by the Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts will pay all other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so. We may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal. Any successor Depositary must be a bank or trust company with its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward to the holders of the applicable Depositary Receipts all reports and communications from us which are delivered to the Depositary with respect to the deposited Preferred Shares or Preference Shares.

Neither the Depositary nor Weyerhaeuser will be liable if either of them is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of Weyerhaeuser and the Depositary under the Deposit Agreement will be limited to performance of their duties thereunder in good faith and without gross negligence and willful misconduct. They will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Shares or Preference Shares unless satisfactory indemnity is furnished. They may rely on:

•	written advice of counsel or accountants,

•	information provided by holders of Depositary Receipts,

•	information provided by other person believed to be competent and

•	documents believed to be genuine.

DESCRIPTION OF COMMON SHARES

The following is a description of certain general terms and provisions of our Common Shares. The following summary is not complete. It is subject to, and is qualified in its entirety by reference to, the provisions of our Restated Articles of Incorporation and Bylaws.  These documents have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits as described below under the heading “Where You Can Find More Information.”

General

Our Common Shares will be, when issued against full payment of the purchase price therefor, fully paid and nonassessable. Our Common Shares do not carry any preemptive rights enabling a holder to subscribe for or receive any additional securities that we may issue from time to time. The rights of holders of Common Shares will be subject to the rights of holders of any Preferred Shares and any Preference Shares that may be issued and outstanding from time to time. The rights of any Preferred Shares or Preference Shares may adversely affect the rights of holders of Common Shares. Our Board of Directors could authorize the issuance of Preferred Shares and Preference Shares without shareholder approval. The issued shares could have voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares. The issuance of these shares also could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. Our Board of Directors also could authorize the issuance of additional Common Shares from time to time without shareholder approval. No conversion rights, redemption rights or sinking fund provisions are applicable to our Common Shares.

Dividends

The holders of our Common Shares are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available for distribution. These dividends may be paid only out of funds remaining after full cumulative dividends upon all outstanding Preferred Shares and Preference Shares have been paid or set apart for payment for all past dividend periods and the then current dividend period.

Liquidation Rights

Upon any voluntary or involuntary liquidation of Weyerhaeuser, its assets must be used in the following order of priorities:

•	payment of or provision for all of our debts and liabilities,

•	payment of all sums to which the Preferred Shares or Preference Shares may be entitled and

•	distribution ratably to holders of our Common Shares the remaining assets of Weyerhaeuser.

Voting Rights

The holders of Common Shares currently possess exclusive voting rights on all matters submitted to our shareholders. Our Board of Directors may also specify voting rights with respect to Preferred Shares or Preference Shares that may be issued in the future. Each holder of Common Shares is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors, which means that the holders of a majority of the shares entitled to vote for the election of our directors can elect all of our directors then standing for election. Our Restated Articles of Incorporation provide that our Board of Directors must consist of not fewer than nine nor more than 13 directors. The exact number of Directors is fixed from time to time by resolution adopted by our Board of Directors. Our Restated Articles of Incorporation also provide that the directors must be divided into three classes, with each class to be as nearly equal in number as possible. Weyerhaeuser’s Board of Directors is currently comprised of 12 directors divided into three classes of four each. The directors of the class elected at each annual election hold office for a term of three years, with the term of each class expiring at successive annual meetings of stockholders.

DESCRIPTION OF WARRANTS

We may issue Warrants, including Warrants to purchase Debt Securities (“Debt Warrants”), as well as Warrants to purchase other securities. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. The Warrants are to be issued under warrant agreements (each a “Warrant Agreement”) to be entered into between Weyerhaeuser and a bank or trust company, as warrant agent (the “Warrant Agent”). All terms and conditions relating to any Warrants will be described in the prospectus supplement relating to the Warrants being offered.

The following is a description of certain general terms and provisions of the Warrants and the related Warrant Agreement to which any prospectus supplement may relate. This description is not complete. It is subject to, and is qualified in its entirety by reference to, the provisions of the applicable Warrant Agreement and the certificates evidencing such Warrants. Forms of the Warrant Agreement and the certificates evidencing the related Warrants have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits as described below under the heading “Where You Can Find More Information.”

The following describes general terms and provisions of the Warrants and the related Warrant Agreement to which any prospectus supplement may relate. Certain other specific terms of those Warrants and the related Warrant Agreement will be described in the applicable prospectus supplement. To the extent that any terms of the Warrants or the related Warrant Agreement described in a prospectus supplement differ from any of the terms described below, then such terms described below shall be deemed to have been superseded by that prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of Debt Warrants offered thereby, including the following:

•	the title of such Debt Warrants;

•	the aggregate number of such Debt Warrants;

•	the price or prices at which such Debt Warrants will be issued;

•	the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants;

•	the procedures and conditions relating to the exercise of such Debt Warrants;

•	the designation, aggregate principal amount and terms of any related Debt Securities with which such Debt Warrants are issued;

•	the number of such Debt Warrants issued with each such Debt Security, and the date, if any, on and after which such debt Warrants and the related Debt Securities will be separately transferable;

•
the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which such principal amount of Debt Securities may be purchased upon such exercise;

•	the date on which the right to exercise such Debt Warrants will commence, and the date on which such right will expire;

•	the maximum or minimum number, if any, of such Debt Warrants which may be exercised at any time;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

Other Warrants

We may issue Warrants to purchase securities other than Debt Securities. The applicable prospectus supplement will describe the terms of any such Warrants, including the following as applicable:

•	the title of such Warrants;

•	the securities for which such Warrants are exercisable, which may include Preferred Shares, Preference Shares or Common Shares;

•	the price or prices at which such Warrants will be issued;

•
the type and amount of securities purchasable upon exercise of such Warrants and, if applicable, the terms of such securities, and the procedures and conditions relating to the exercise of such warrants;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such Warrants may be payable;

•
the amount of securities purchasable upon exercise of each such Warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which such securities may be purchased upon such exercise;

•	the date on which the right to exercise such Warrants will commence, and the date on which such right will expire;

•	the maximum or minimum number, if any, of such Warrants which may be exercised at any time;

•
if applicable, the designation and terms of the securities with which such Warrants are issued, and the number of such Warrants issued with each such security and the date on and after which such Warrants and the securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of such Warrants and terms, procedures and limitations relating to the exercise of such Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the principal amount of Debt Securities or number of other securities at the exercise price described in the related prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date stated in the related prospectus supplement, unless otherwise specified. After the close of business on the expiration date, unexercised Warrants will become void.

Warrants may be exercised as set forth in the related prospectus supplement. The Warrant holder may exercise the Warrant by paying the exercise price and presenting the properly completed and duly executed Warrant certificate at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement. We will forward the securities purchasable upon such exercise as soon as practicable. If fewer than all of the Warrants represented by such certificate are exercised, a new certificate will be issued for the remaining Warrants.

No Rights as Holders of Securities

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities or other securities purchasable upon such exercise. Warrant holders also will not be entitled to receive any payments of any principal, interest, dividends or other distributions on the securities purchasable upon such exercise.

Transfer and Exchange

Warrants may be surrendered for transfer or exchange for new Warrants of authorized denominations at any office or agency of the relevant Warrant Agent maintained for that purpose. The exact terms and conditions of any exchange will be described in the related Warrant Agreement. No service charge will be made for any permitted transfer or exchange of Warrants, but Weyerhaeuser or the Warrant Agent may require payment of any tax or other governmental charge payable in connection therewith.

Denominations

Unless otherwise specified in the applicable prospectus supplement, Warrants will be issued in denominations evidencing any whole number of Warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue Stock Purchase Contracts, including contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of shares of Common Shares at a future date or dates. The consideration per Common Share may be fixed at the time the Stock Purchase Contracts are issued The consideration also may be determined by reference to a specific formula in the Stock Purchase Contracts. We may issue the Stock Purchase Contracts separately or as a part of Stock Purchase Units consisting of a Stock Purchase Contract and one or more shares of our:

•	Preferred Shares,

•	Preference Shares,

•	Debt Securities,

•	debt obligations of third parties (including U.S. Treasury securities),

•	any other security described in any applicable prospectus supplement or

•	any combination of the foregoing, which may secure the holders’ obligations to purchase the shares of Common Shares under the Stock Purchase Contracts.

The Stock Purchase Contracts may require us to make periodic payments to the holders of Stock Purchase Units or vice versa. These payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations in a specified manner. In certain circumstances, we may deliver newly issued prepaid Stock Purchase Contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holders’ obligations under the original Stock Purchase Contract. The applicable prospectus supplement will describe the specific terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, any prepaid securities. Each Stock Purchase Contract will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY ISSUANCE

The Debt Securities, Stock Purchase Contracts and Stock Purchase Units offered by any prospectus supplement may be issued in book-entry form. They would be represented by one or more global securities, which we sometimes refer to as “Global Securities.” Global Securities will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. They will be registered in the name of the depositary or its nominee. Unless and until it is exchanged for securities in definitive certificated form under the limited circumstances described below or in any other circumstances that may be described in the applicable prospectus supplement, a Global Security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

Unless otherwise specified in the applicable prospectus supplement, The Depositary Trust Company, or “DTC,” will act as depositary for any Global Securities. The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. We take no responsibility for these operations or procedures, and investors are urged to contact DTC directly to discuss these matters. DTC has advised us that DTC is:

•	a limited-purpose trust company organized under the laws of the State of New York,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of New York Uniform Commercial Code, as amended and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

DTC was created to hold securities for its participants (collectively, the “participants”) and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates DTC participants include securities brokers and dealers, which may include one or more of the underwriters, agents or dealers involved in the distribution of the applicable Securities, banks and trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, “indirect participants”) that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in Global Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

To facilitate subsequent transfers, all Global Securities deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. DTC’s participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC or its nominee. If less than all of the applicable securities are being redeemed, DTC will determine the amount of the interest of each direct participant in the applicable securities to be redeemed in accordance with DTC’s procedures. In any case where a vote may be required with respect to the applicable securities, neither DTC nor Cede & Co. will give consents for or vote those securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consent or voting rights of Cede & Co. to those direct participants to whose accounts the applicable securities are credited on the record date identified in a listing attached to the omnibus proxy.

Payments on Global Securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below or under such other circumstances as may be described in the applicable prospectus supplement, purchasers of Debt Securities, Stock Purchase Contracts or Stock Purchase Units will not be entitled to have those securities registered in their names and will not receive physical delivery of those securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under securities and the applicable Indenture, Trust Agreement or other instrument or agreement pursuant to which those securities were issued.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in Global Securities.

DTC is under no obligation to provide its services as depositary for any securities and may discontinue providing its service at any time. Neither we nor the trustees or agents, as the case may be, for the applicable securities will have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

As noted above, beneficial owners of Debt Securities, Stock Purchase Contracts and Stock Purchase Units generally will not receive certificates representing their ownership interests in those securities. However, if:

•
the depositary for a Global Security notifies us that it is unwilling or unable to continue as depositary for that Global Security or the depositary for a Global Security ceases to be a clearing agency registered under the Securities Exchange Act and we do not appoint a successor depositary within 90 days after we receive that notice or become aware of the depositary’s ceasing to be so registered, as the case may be,

•	we in our sole discretion determine that the applicable securities will no longer be represented by Global Securities or

•	an event of default with respect to the applicable securities has occurred and is continuing,

we will issue and deliver definitive certificated securities in exchange for interests in the applicable Global Security. We anticipate that those definitive certificated securities will be registered in the name or names as the depositary instructs the trustee or agent, as the case may be, for those securities and that those instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the applicable Global Securities.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters, agents or dealers or directly to purchasers. Securities may be offered from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed,

•	market prices prevailing at the time of sale,

•	prices related to prevailing market prices or

•	at negotiated prices.

We may also, from time to time, authorize agents or dealers to offer and sell securities upon the terms and conditions stated in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may receive compensation from us in the form of discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Unless otherwise indicated in a prospectus supplement:

•	an agent will be acting on a reasonable efforts basis and

•	a dealer will purchase securities as principal and may then resell those securities at varying prices to be determined by the dealer.

Any discounts or commissions paid by Weyerhaeuser to any underwriters or agents in connection with the offering of securities will be stated in the applicable prospectus supplement. Any discounts, concessions or commissions allowed by underwriters to participating dealers will also be stated in the applicable prospectus. Dealers and agents participating in the distribution of securities may be deemed to be underwriters. Any discounts and commissions received by them and any profit realized by them on resale of securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with Weyerhaeuser, to indemnification against and contribution toward specified liabilities. These liabilities may include liabilities under the Securities Act. Underwriters, dealers and agents also may be entitled to reimbursement by us for expenses.

Any underwriter named in the applicable prospectus supplement may act as sole or managing underwriter with respect to an offering of securities effected through underwriters. Only underwriters named in the prospectus supplement relating to an offering of securities are deemed to be underwriters in connection with the securities. If any underwriter is not named in the prospectus supplement it:

•	will not be a party to the underwriting agreement relating to those securities,

•	will not be purchasing any of those securities from us in connection with that offering and

•
will have no direct or indirect participation in the underwriting of those securities. However it may participate in the distribution of those securities under circumstances where it may be entitled to a dealer’s commission.

To facilitate the offering of the securities offered by any prospectus supplement, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of those securities. They also may take such actions for other securities that may be issued upon conversion, exchange or exercise of the securities or the prices of which may be used to determine payments on the securities. The underwriters may overallot in connection with the offering, creating a short position in the applicable securities for their own account. In addition, to cover overallotments or to stabilize the price of the applicable securities or of any such other securities, the underwriters may bid for, and purchase, those securities or any such other securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the applicable securities in the offering. The syndicate may reclaim selling concessions if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the applicable securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

We may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price specified in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date stated in that prospectus supplement. Institutions with whom delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions.  In all cases these institutions must be approved by us. A delayed delivery contract may be subject only to the following conditions:

•	the purchase by the applicable institution of the securities covered by that contract is not prohibited by the laws of the jurisdiction to which that institution is subject; and

•	if any of the applicable securities are being sold by underwriters, we have sold those securities to those underwriters.

A commission indicated in the applicable prospectus supplement will be paid to any underwriters or agents soliciting purchases of securities pursuant to delayed delivery contracts that are accepted by us.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street N.E., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. You may obtain information on the operation of the SEC’s public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

You may request a copy of our filings, at no cost, by writing or calling us at the following address and telephone number:

Weyerhaeuser Company
33663 Weyerhaeuser Way South
Federal Way, Washington 98003
Attention: Vice President, Investor Relations
Telephone:  (800) 561-4405

You should rely only on the information provided in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

We “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be an important part of this prospectus. The documents listed below that we have previously filed with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2008;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;
•	Current Reports on Form 8-K filed January 5, 2009, January 27, 2009, February 24, 2009, April 3, 2009 and April 21, 2009; and
•	Current Report on Form 8-K/A filed April 20, 2009.

Any filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than information in such documents that is deemed not to be filed) also will be considered to be part of this prospectus and will update and supersede this information.

The information relating to us contained in this prospectus is not complete. It should be read together with the information contained in the documents incorporated and deemed to be incorporated by reference in this prospectus. It also should be read together with the information included in the applicable prospectus supplement.

The agreements included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about the registrant or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the registrant may be found elsewhere in this registration statement and Weyerhaeuser’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon by Jud Jackson, Esq., Senior Legal Counsel II of Weyerhaeuser Company. Mr. Jackson, in his capacity as set forth above, is paid a salary by Weyerhaeuser, participates in various employee benefit plans offered by Weyerhaeuser and holds options to acquire Weyerhaeuser Common Shares.

EXPERTS

The consolidated financial statements and schedule of Weyerhaeuser Company and subsidiaries as of December 31, 2008 and December 30, 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2008 consolidated financial statements refers to the Company’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, in 2007.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses to be borne by Weyerhaeuser in connection with the offering of the securities, other than underwriting discounts and commissions, are as follows:

Registration fee - Securities and Exchange Commission	(1)
Accounting fees and expenses	(2)
Legal fees and expenses (other than Blue Sky)	(2)
Rating agencies’ fees	(2)
Printing expenses	(2)
Trustee’s and registrar’s fees and expenses	(2)
Blue Sky fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)

(1)	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	Estimated expenses are not presently known.

ITEM 15.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Business Corporation Act of the State of Washington (the “Act”) sets forth provisions pursuant to which officers and directors of the registrant may be indemnified against liabilities that they may incur in their capacity as such.

Article XII of the registrant’s Bylaws provide that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer or employee of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Act, and any other applicable law, as from time to time in effect.  Section 23B.08.510 of the Act, as amended, authorizes a court to award, or a corporation to grant, subject to certain limitations, indemnity to its directors and officers against reasonable expenses actually incurred in defending litigation against them in their capacities as directors and officers.  This indemnity to directors and officers is sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Pursuant to section 23B.08.560 of the Act, the scope of the indemnification to the registrant’s directors and officers includes a right to indemnification for all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) actually incurred by any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.  Pursuant to the registrant’s Restated Articles of Incorporation, if the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the registrant will be eliminated or limited to the fullest extent permitted by the Act as so amended. The registrant’s Restated Articles of Incorporation also implements section 23B.08.320, which permits a corporation to limit the personal liability of directors to the corporation or its shareholders for monetary damages. The registrant may also indemnify and advance expenses under sections 23B.08.510 through 23B.08.560 of the Act to an employee or agent of the corporation who is not a director to the same extent as to a director.

The registrant has obtained and maintains a standard form officers’ and directors’ liability insurance policy insuring its officers and directors against certain liabilities for certain acts or omissions while acting in their official capacity, including liability under the Securities Act.

Under the Underwriting Agreements filed or incorporated by reference as exhibits hereto, the underwriters may agree to indemnify, under certain conditions, the registrant, its directors, certain of its officers and persons, if any, who control the registrant within the meaning of the Securities Act against certain liabilities. The registrant, its directors, certain of its officers and persons, if any, who control the registrant may be entitled to similar indemnity under other agreements entered into with underwriters, agents and dealers involved in the distribution of the securities from time to time.

It is the opinion of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act of 1933 is against public policy and is unenforceable pursuant to Section 14 of the Securities Act of 1933.

ITEM 16.                      EXHIBITS.

(a)           Exhibits:

A list of exhibits filed with this registration statement is contained on the Index to Exhibits below and is incorporated herein by reference.

ITEM 17.                      UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that:  the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of King, State of Washington, on June 4, 2009.

WEYERHAEUSER COMPANY

By:	/s/ Daniel S. Fulton
Daniel S. Fulton
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Sandy D. McDade and Claire S. Grace, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and any other documents filed in connection with any such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person could or might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 4, 2009.

Signature	Title

/s/ Daniel S. Fulton	President and Chief Executive Officer
Daniel S. Fulton	Director (Principal Executive Officer)

/s/ Patricia M. Bedient	Executive Vice President and
Patricia M. Bedient	Chief Financial Officer (Principal Financial Officer)

/s/ Jeanne M. Hillman	Vice President and
Jeanne M. Hillman	Chief Accounting Officer (Principal Accounting Officer)

Signature	Title

/s/ Debra A. Cafaro	Director
Debra A. Cafaro

/s/ Mark A. Emmert	Director
Mark A. Emmert

/s/ John I. Kieckhefer	Director
John I. Kieckhefer

/s/ Arnold G. Langbo	Director
Arnold G. Langbo

/s/ Wayne W. Murdy	Director
Wayne W. Murdy

/s/ Nicole W. Piasecki	Director
Nicole W. Piasecki

/s/ Richard H. Sinkfield	Director
Richard H. Sinkfield

/s/ D. Michael Steuert	Director
D. Michael Steuert

Director
James N. Sullivan

/s/ Kim Williams	Director
Kim Williams

/s/ Charles R. Williamson	Director
Charles R. Williamson

INDEX TO EXHIBITS

(1)(a)	Form of Underwriting Agreement, including Underwriting Agreement Standard Provisions (Debt) and form of Delayed Delivery Contract.*

(1)(b)	Form of Underwriting Agreement, including Underwriting Agreement Standard Provisions (Preferred Shares or Preference Shares) and form of Delayed Delivery Contract.*

(1)(c)	Form of Underwriting Agreement, including Underwriting Agreement Standard Provisions (Common Shares) and form of Delayed Delivery Contract.*

(1)(d)	Form of Underwriting Agreement for other securities registered hereby.*

(1)(e)	Form of Distribution Agreement.*

(4)(a)
Restated Articles of Incorporation of Weyerhaeuser Company (incorporated by reference to 1999 Form 10-K filed with the Securities and Exchange Commission on March 10, 2000 – Commission File Number 1-4825).

(4)(b)	Bylaws of Weyerhaeuser Company (incorporated by reference to Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2008– Commission File Number 1-4825)

(4)(c)	Form of certificate evidencing the Common Shares (incorporated by reference from the Registration Statement on Form S-3 filed April 4, 1983).

(4)(d)
Indenture dated as of April 1, 1986 between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference from the Registration Statement on Form S-3, Registration No. 333-36753).

(4)(e)
First Supplemental Indenture dated as of February 15, 1991 between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference from the Registration Statement on Form S-3, Registration No. 33-52982).

(4)(f)
Second Supplemental Indenture dated as of February 1, 1993 between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference from the Registration Statement on Form S-3, Registration No. 33-59974).

(4)(g)
Third Supplemental Indenture dated as of October 22, 2001 between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as Trustee (incorporated by reference from the Registration Statement on Form S-3, Registration No. 333-72356).

(4)(h)
Fourth Supplemental Indenture dated as of March 12, 2002 between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as Trustee (incorporated by reference from the Registration Statement on Form S-4, Registration No. 333-82376).

(4)(i)	Form of Indenture for Subordinated Debt Securities between Weyerhaeuser Company and the trustee under such indenture.*

(4)(j)	Form of Indenture for Junior Subordinated Debt Securities between Weyerhaeuser Company and the trustee under such indenture.*

(4)(k)	Form of certificate evidencing the Senior Debt Securities.*

(4)(l)	Form of certificate evidencing the Subordinated Debt Securities.*

(4)(m)	Form of certificate evidencing the Junior Subordinated Debt Securities.*

(4)(n)	Form of certificate evidencing the Preferred Shares*

(4)(o)	Form of certificate evidencing the Preference Shares.*

(4)(p)	Form of Articles of Amendment establishing the terms of a series of Preferred Shares.*

(4)(q)	Form of Articles of Amendment establishing the terms of a series of Preference Shares.*

(4)(r)	Form of Deposit Agreement, including form of Depositary Receipt.*

(4)(s)	Form of Warrant Agreement, including the form of certificate evidencing the Warrants.*

(4)(t)	Form of Stock Purchase Contract.*

(4)(u)	Form of Pledge Agreement.*

(5)(a)	Opinion of Jud Jackson, Esq., Senior Legal Counsel II of Weyerhaeuser Company.

(12)
Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Weyerhaeuser Company Form 10-K for the year ended December 31, 2008 and Exhibit 12 to the Weyerhaeuser Company Form 10-Q for the period ended March 31, 2009):
(a)  Weyerhaeuser Company and Subsidiaries – Computation of Ratios of Earnings to Fixed Charges.
(b)  Weyerhaeuser Company with its Weyerhaeuser Real Estate Company, Weyerhaeuser Financial Services, Inc. and Gryphon Investments of Nevada, Inc. subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries – Computation of Ratios of Earnings to Fixed Charges.
(c)  Weyerhaeuser Company and Subsidiaries – Computation of Ratios of Earnings to Fixed Charges, and Preferred Share and Preference Share Dividends.
(d)  Weyerhaeuser Company with its Weyerhaeuser Real Estate Company, Weyerhaeuser Financial Services, Inc. and Gryphon Investments of Nevada, Inc. subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries – Computation of Ratios of Earnings to Fixed Charges and Preferred Share and Preference Share dividends.

(23)(a)	Consent of Jud Jackson, Esq. (contained in Exhibit (5)(a)).

(23)(b)	Consent of KPMG LLP, independent registered public accounting firm.

(24)	Power of Attorney of certain officers and directors (contained on the signature pages hereof).

* To be filed by amendment or incorporated by reference in this registration statement prior to the offering of securities.